                                                                     EXHIBIT 4.2

                            GLOBALOPTIONS GROUP, INC.
Warrant No.________

WARRANT TO PURCHASE COMMON STOCK

                       VOID AFTER 5:00 P.M., EASTERN TIME,
                             ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES  ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT
BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),  AND
MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT
COMPLIANCE  WITH THE  REGISTRATION  OR  QUALIFICATION  PROVISIONS  OF APPLICABLE
FEDERAL AND STATE  SECURITIES  LAWS OR WITHOUT  DELIVERING AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            FOR VALUE RECEIVED,  GLOBALOPTIONS GROUP, INC., a Nevada corporation
(the  "Company"),  hereby  agrees to sell  upon the terms and on the  conditions hereinafter  set forth,  at any time  commencing on the date hereof but no later than 5:00 p.m.,  Eastern  Time, on _________,  2009 (the  "Expiration  Date") to
______________________, or registered assigns (the "Holder"), under the terms as
hereinafter  set  forth,   _____________________  (__________)  fully  paid  and
non-assessable  shares of the Company's Common Stock, par value $0.001 per share
(the  "Warrant  Stock"),  at a purchase  price per share of $2.50 (the  "Warrant
Price"),  pursuant to this  warrant  (this  "Warrant").  The number of shares of
Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain  events as  hereinafter  set forth.  The term "Common Stock" shall mean, when used herein,  unless the context  otherwise  requires,  the stock and other securities  and  property  at the  time  receivable  upon the  exercise  of this
Warrant.

            This  Warrant  is  one of a  series  of the  Company's  Warrants  to purchase Common Stock  (collectively,  the  "Warrants"),  issued pursuant to the
Confidential   Private   Placement   Memorandum,   dated   April  18,  2005  (as
supplemented, the "Memorandum").

            1. EXERCISE OF WARRANT.

               (a) The Holder may exercise  this Warrant  according to its terms by  surrendering  to the  Company at the  address  set forth in Section 12, this
Warrant and the election to purchase form attached  hereto having then been duly executed by the Holder,  accompanied by cash,  certified  check or bank draft in payment of the purchase  price, in lawful money of the United States of America, for the number of shares of the  Warrant  Stock  specified  in the  subscription form, or as otherwise provided in this Warrant prior to 5:00 p.m., Eastern Time, on the Expiration Date.

               (b) This  Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional  shares of Warrant Stock.  If exercised in part, the Company shall deliver to the Holder a new Warrant,  identical  in form,  in the name of the Holder,  evidencing  the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief
Executive  Officer or President of the Company.  The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

               (c) No fractional shares or scrip representing  fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions  with respect to the Warrants based upon the fair market value of such  fractional  shares of Common Stock (which shall be the closing price of such shares on the  exchange or market on which the Common Stock is then traded)
at the time of exercise of this Warrant.

               (d) In the event of any  exercise  of the rights  represented  by this Warrant,  a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder,  shall be delivered to the Holder within a reasonable  time after such rights shall have been so  exercised.  The person or entity in whose  name any  certificate  for the  Warrant  Stock is  issued  upon exercise of the rights  represented  by this  Warrant  shall for all purposes be deemed to have become the holder of record of such shares  immediately  prior to the close of  business  on the date on which the  Warrant  was  surrendered  and payment of the Warrant Price and any applicable taxes was made,  irrespective of the date of  delivery  of such  certificate,  except  that,  if the date of such surrender and payment is a date when the stock transfer books of the Company are closed,  such person shall be deemed to have become the holder of such shares at the opening of business on the next  succeeding date on which the stock transfer books are open.  Except as provided in Section 4 hereof,  the Company  shall pay any and all  documentary  stamp or similar  issue or transfer  taxes  payable in respect of the issue or delivery  of shares of Common  Stock on exercise of this
Warrant.

            2. DISPOSITION OF WARRANT STOCK AND WARRANT.

               (a) The Holder  hereby  acknowledges  that this  Warrant  and any
Warrant Stock purchased  pursuant hereto are not being  registered (i) under the
Act on the ground that the issuance of this Warrant is exempt from  registration under Section 4(2) of the Act as not involving any public offering or (ii) under any  applicable  state  securities law because the issuance of this Warrant does not involve any public offering;  and that the Company's reliance on the Section
4(2)  exemption  of the  Act  and  under  applicable  state  securities  laws is predicated  in part on the  representations  hereby  made to the  Company by the
Holder that it is acquiring  this Warrant and will acquire the Warrant Stock for investment  for its own  account,  with no present  intention  of  dividing  its participation  with others or  reselling  or  otherwise  distributing  the same, subject,  nevertheless,  to any  requirement of law that the  disposition of its property shall at all times be within its control.

               The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant  and/or  Warrant  Stock unless and until it shall first have given notice to the Company  describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the
Company, of counsel (skilled in securities  matters,  selected by the Holder and reasonably  satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative  letter from the
Securities and Exchange Commission to the effect that no enforcement action will be  recommended  if the proposed  sale or transfer is made without  registration under the Act.

               (b) If,  at the time of  issuance  of the  shares  issuable  upon exercise of this Warrant, no registration statement is in effect with respect to such  shares  under  applicable  provisions  of the Act,  the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's  investment intent and that any stock  certificate  delivered to the Holder of a surrendered Warrant shall bear legends reading  substantially as follows:

            "TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS
            SUBJECT TO CERTAIN  RESTRICTIONS  SET FORTH IN THE WARRANT
            PURSUANT TO WHICH THESE  SHARES  WERE  PURCHASED  FROM THE
            COMPANY.  COPIES OF THOSE  RESTRICTIONS ARE ON FILE AT THE
            PRINCIPAL OFFICES OF THE COMPANY,  AND NO TRANSFER OF SUCH
            SHARES OR OF THIS  CERTIFICATE,  OR OF ANY SHARES OR OTHER
            SECURITIES (OR  CERTIFICATES  THEREFOR) ISSUED IN EXCHANGE
            FOR OR IN  RESPECT  OF SUCH  SHARES,  SHALL  BE  EFFECTIVE
            UNLESS  AND UNTIL THE TERMS  AND  CONDITIONS  THEREIN  SET
            FORTH SHALL HAVE BEEN COMPLIED WITH."

            "THE SHARES  REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED  UNDER THE  SECURITIES ACT OF 1933, AND MAY NOT
            BE SOLD, TRANSFERRED,  PLEDGED OR OTHERWISE DISPOSED OF IN
            THE ABSENCE OF AN EFFECTIVE  REGISTRATION  STATEMENT UNDER
            THE  SECURITIES  ACT OF  1933  OR AN  OPINION  OF  COUNSEL
            SATISFACTORY  TO  THE  ISSUER  OF  THIS  CERTIFICATE  THAT
            REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder,  the Company may maintain  appropriate  "stop transfer"
orders with respect to such certificates and the shares  represented  thereby on its books and  records  and with  those to whom it may  delegate  registrar  and transfer functions.

            3.  RESERVATION  OF SHARES.  The Company  hereby  agrees that at all times there shall be reserved  for  issuance  upon the  exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant.  The Company  further agrees that all shares which may be issued upon the  exercise of the rights  represented  by this Warrant will be duly  authorized  and will,  upon  issuance and against  payment of the exercise price, be validly issued,  fully paid and  non-assessable,  free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring  contemporaneously with such issuance and other than transfer  restrictions imposed by federal and state securities laws.

            4.  EXCHANGE,  TRANSFER OR  ASSIGNMENT  OF WARRANT.  This Warrant is
exchangeable,  without expense,  at the option of the Holder,  upon presentation and  surrender  hereof to the  Company  or at the  office of its stock  transfer agent,  if any, for other  Warrants of different  denominations,  entitling  the
Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock  purchasable  hereunder.  Upon  surrender of this Warrant to the
Company  or at the  office  of its  stock  transfer  agent,  if  any,  with  the
Assignment  Form annexed  hereto duly  executed and funds  sufficient to pay any transfer  tax,  the Company  shall,  without  charge,  execute and deliver a new
Warrant in the name of the assignee  named in such  instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon  presentation  hereof at the office of the  Company or at the  office of its stock  transfer  agent,  if any, together with a written notice  specifying the names and  denominations in which new Warrants are to be issued and signed by the Holder hereof.

            5. CAPITAL  ADJUSTMENTS.  This  Warrant is subject to the  following further provisions:

               (a)  RECAPITALIZATION,  RECLASSIFICATION  AND SUCCESSION.  If any
recapitalization  of the Company or  reclassification of its Common Stock or any merger or  consolidation  of the  Company  into or with a  corporation  or other business  entity,  or the sale or  transfer of all or  substantially  all of the
Company's  assets  or  of  any  successor  corporation's  assets  to  any  other corporation or business  entity (any such  corporation or other business  entity being included within the meaning of the term "successor  corporation") shall be effected,  at any time while this Warrant  remains  outstanding  and  unexpired, then,  as  a  condition  of  such  recapitalization,  reclassification,  merger, consolidation,  sale or transfer,  lawful and adequate  provision  shall be made whereby the Holder of this  Warrant  thereafter  shall have the right to receive upon the  exercise  hereof as provided in Section 1 and in lieu of the shares of
Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital  stock,  securities or other property as may be issued or payable  with respect to or in exchange  for a number of  outstanding  shares of
Common  Stock  equal  to the  number  of  shares  of  Common  Stock  immediately
theretofore   issuable   upon   the   exercise   of  this   Warrant   had   such
recapitalization,  reclassification, merger, consolidation, sale or transfer not taken  place,  and in each  such  case,  the  terms  of this  Warrant  shall  be applicable  to the shares of stock or other  securities  or property  receivable upon the exercise of this Warrant after such consummation.

               (b)  SUBDIVISION OR COMBINATION OF SHARES.  If the Company at any
time while this Warrant  remains  outstanding  and unexpired  shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise  of this  Warrant  and  the  Warrant  Price  shall  be  proportionately adjusted.

               (c) STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding  and unexpired  shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose  of  entitling  them  to  receive,  a  dividend  payable  in,  or  other distribution  of,  Common  Stock,  then the  number of shares of  Warrant  Stock purchasable  upon  exercise of this  Warrant  shall be adjusted to the number of shares of Common Stock that Holder would have owned  immediately  following such action had this Warrant been exercised immediately prior thereto.

               (d)  VALUATION  ADJUSTMENT.  (i) If,  prior  to  exercise  of the
Warrant,  the Company has issued, or shall be deemed to have issued,  Additional
Shares of Common Stock (as hereinafter  defined) for a  consideration  per share less than the Warrant Price or with a per share conversion, exercise or exchange price of less than the Warrant  Price (each,  a  "Triggering  Issuance" and such lesser  consideration or per share  conversion,  exercise or exchange price, the
"Adjusted Price"), then and in such event, the number of shares of Warrant Stock issuable  upon  exercise of this Warrant  shall be adjusted to a number equal to the original  number of shares of Warrant  Stock  issuable upon exercise of this
Warrant  multiplied by $2.50 and divided by the Adjusted Price,  but in no event shall the denominator be less than $.765 per share,  and the Warrant Price shall be reduced to the Adjusted Price,  but in no event shall be reduced to less than
$.765 per share.

                    (ii) As used  herein,  "Additional  Shares of Common  Stock"
shall  mean  all  shares  of  Common  Stock,  or any  stock  options,  warrants, convertible  securities or other rights to purchase or acquire  shares of Common
Stock,  issued or deemed to be issued by the Company after the date hereof which represent a Triggering Issuance.  Notwithstanding the foregoing,  no issuance or deemed issuance (A) described in subsections  (a), (b) or (c) of this Section 5,
(B) of Common  Stock or options or warrants to purchase  Common  Stock issued to officers,  directors or employees of or consultants  to the Company  pursuant to any compensation agreement, plan or arrangement, or the issuance of Common Stock upon the exercise of any such options or warrants,  (C) of any equity securities of the Company in  connection  with a strategic  alliance,  business  partnering arrangement  or other  commercial  business  transaction,  or (D) of any  equity securities  of the  Company  issued  to a third  party  in  connection  with any financing  transaction  in which such equity is issued as a "kicker"  and is not the primary inducement for the third party to enter into such transaction, shall be deemed the issuance of Additional Shares of Common Stock.

               (e) WARRANT  PRICE  ADJUSTMENT.  Whenever the number of shares of
Warrant Stock  purchasable upon exercise of this Warrant is adjusted pursuant to
Sections  5(a),  5(b) and 5(c),  the Warrant  Price payable upon the exercise of this Warrant shall be proportionately adjusted.

               (f) CERTAIN SHARES EXCLUDED. The number of shares of Common Stock outstanding at any given time for purposes of the  adjustments set forth in this
Section 5 shall  exclude any shares  then  directly  or  indirectly  held in the treasury of the Company.

               (g)  DEFERRAL  AND  CUMULATION  OF DE  MINIMIS  ADJUSTMENTS.  The
Company shall not be required to make any adjustment  pursuant to this Section 5 if the  amount of such  adjustment  would be less than one  percent  (1%) of the
Warrant Price in effect  immediately  before the event that would otherwise have given rise to such adjustment.  In such case, however, any adjustment that would otherwise  have  been  required  to be made  shall  be  made at the  time of and together with the next subsequent adjustment which, together with any adjustment or  adjustments  so carried  forward,  shall amount to not less than one percent
(1%) of the Warrant Price in effect  immediately before the event giving rise to such next subsequent adjustment.  All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event  shall the  Company  be  obligated  to issue  fractional shares  of  Common  Stock or  fractional  portions  of any  securities  upon the exercise of the Warrants.

               (h)  DURATION  OF  ADJUSTMENT.   Following  each  computation  or
readjustment  as provided in this Section 5, the new adjusted  Warrant Price and number of shares of Warrant  Stock  purchasable  upon  exercise of this  Warrant shall remain in effect until a further  computation or  readjustment  thereof is required.

            6. NOTICE TO HOLDERS.

               (a) NOTICE OF RECORD DATE. In case:

                         (i) the  Company  shall take a record of the holders of
               its  Common  Stock  (or  other  stock or  securities  at the time receivable  upon the exercise of this Warrant) for the purpose of entitling  them  to  receive  any  dividend  (other  than  a cash dividend  payable out of earned  surplus of the Company) or other distribution,  or any  right to  subscribe  for or  purchase  any shares  of stock  of any  class or any  other  securities,  or to receive any other right;

                         (ii) of any capital  reorganization of the Company, any
               reclassification  of  the  capital  stock  of  the  Company,  any
               consolidation   with  or  merger  of  the  Company  into  another
               corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                         (iii)  of any  voluntary  dissolution,  liquidation  or
               winding-up of the Company;

then,  and in each such case, the Company will mail or cause to be mailed to the
Holder hereof at the time outstanding a notice  specifying,  as the case may be,
(i) the date on which a record is to be taken for the purpose of such  dividend, distribution  or right,  and stating the amount and character of such  dividend,
distribution  or  right,  or  (ii)  the  date  on  which  such   reorganization,
reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place,  and the time, if any, is to be fixed,  as of which the holders of record of Common Stock (or such stock or  securities  at the time receivable  upon the  exercise  of this  Warrant)  shall be entitled to exchange their shares of Common Stock (or such other stock or securities)  for securities or  other  property  deliverable  upon  such  reorganization,  reclassification, consolidation,  merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least  twenty (20)  calendar  days prior to the record date therein specified,  or if no record  date shall have been  specified  therein,  at least twenty (20) days prior to such specified date.

               (b) CERTIFICATE OF ADJUSTMENT.  Whenever any adjustment  shall be made pursuant to Section 5 hereof, the Company shall promptly make available and have  on file  for  inspection  a  certificate  signed  by its  Chairman,  Chief
Executive  Officer,  President or Vice  President,  setting  forth in reasonable detail the event  requiring the adjustment,  the amount of the  adjustment,  the method by which such  adjustment was calculated and the Warrant Price and number of shares of Warrant  Stock  purchasable  upon  exercise of this  Warrant  after giving effect to such adjustment.

            7. LOSS,  THEFT,  DESTRUCTION  OR  MUTILATION.  Upon  receipt by the
Company  of  evidence  satisfactory  to it, in the  exercise  of its  reasonable discretion,  of the ownership and the loss, theft,  destruction or mutilation of this  Warrant  and,  in the case of loss,  theft or  destruction,  of  indemnity reasonably  satisfactory  to the Company  and, in the case of  mutilation,  upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof,  without  expense to the Holder,  a new Warrant of like tenor dated the date hereof.

            8. WARRANT HOLDER NOT A STOCKHOLDER.  The Holder of this Warrant, as such,  shall not be entitled by reason of this Warrant to any rights  whatsoever as a stockholder of the Company, including but not limited to voting rights.

            9.  REGISTRATION  RIGHTS.  The Warrant  Stock will be  accorded  the registration  rights  under  the Act set  forth  in  that  certain  Subscription
Agreement  between the Company and the  Holders,  a form of which  agreement  is being furnished concurrently herewith.

            10. CALL PROVISIONS.  This Warrant may be called by the Company at a price of $.01 per share of underlying Warrant Stock, after the first anniversary of  September  __, 2005 (90 days after the initial  closing of the  transactions contemplated  in the  Memorandum),  at a rate of 25% of the  Warrant  Stock  per quarter,  provided  that at any time during such  quarter,  the 30-day  trailing average stock price for the Common Stock, as reported by the principal  national securities  exchange on which the Common  Stock is listed or admitted to trading or, if not  listed or traded on any such  exchange,  on the  National  Market or
SmallCap  Market of The Nasdaq Stock  Market,  or if not listed or traded on any such exchange or system, the average of the bid and asked price per share on the
OTC Bulletin Board or, if such  quotations  are not  available,  the fair market value per share of the Company's  Common Stock as  reasonably  determined by the
Board of Directors of the  Company,  is greater than $4.00 per share.  Notice of redemption (the "Notice of Redemption") shall be given to Holders not later than
10 days after any  qualifying  date and at least 30 days prior to the date fixed for  redemption of the Warrant.  On and after the date fixed for  redemption set forth in the Notice of Redemption,  the Holder shall have no rights with respect to the Warrants  except,  upon  surrender of this  Warrant,  to receive the call price for each share of Warrant Stock.

            11.  NOTICES.  Any notice  required or  contemplated by this Warrant shall be in writing and shall be deemed to have been duly given if  delivered to the  addressee  in  person,  deposited  with a  reputable  overnight  courier or transmitted by registered or certified mail,  return receipt  requested,  to the
Company at  GlobalOptions  Group,  Inc., 75 Rockefeller  Plaza,  27th Floor, New
York, NY 10019. Attention: Chief Financial Officer, or to the Holder at the name and address set forth in the Warrant Register  maintained by the Company,  or to such other addresses as any of them, by notice to the others, may designate from time to time.

            12.  CHOICE OF LAW.  THIS  WARRANT IS ISSUED UNDER AND SHALL FOR ALL
PURPOSES BE GOVERNED BY AND CONSTRUED IN  ACCORDANCE  WITH THE LAWS OF THE STATE
OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

            IN WITNESS  WHEREOF,  the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by a duly authorized officer, as of this _____ day of _________ 2005.

                                        GLOBALOPTIONS GROUP, INC.

                                        By:________________________________
                                           Name:
                                           Title:

                              ELECTION TO PURCHASE

                (To be executed by the registered holder if such
                 holder desires to exercise the within Warrants)

            GlobalOptions Group, Inc.
            75 Rockefeller Plaza, 27th Floor
            New York, New York  10019
            Attention:  Chief Financial Officer

            The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase  ____________  shares of Common  Stock  covered by the within
Warrants,  (2) makes payment in full of the Purchase Price by enclosure of cash, a certified check or bank draft, (3) requests that  certificates for such shares of Common Stock be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

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and (4) if said  number of shares of Common  Stock  shall not be all the  shares evidenced by the within  Warrants,  requests that a new warrant  certificate for the balance of the shares  covered by the within  Warrants be  registered in the name of, and delivered to:

Please print name and address:

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            In lieu of  receipt  of a  fractional  share of  Common  Stock,  the undersigned will receive a check representing payment therefor.

Dated:  _____________________       _________________________________
                                    WARRANTHOLDER

                                    By:_____________________________
                                       Name:
                                       Title:

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,
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hereby sells, assigns and transfers unto

Name:
      --------------------------------------------------------------------------
            (Please typewrite or print in block letters)

Social Security or Taxpayer Identification Number :
                                                   -----------------------------

the right to  purchase  Common  Stock of  GLOBALOPTIONS  GROUP,  INC.,  a Nevada
corporation,  represented  by this  Warrant  to the extent of shares as to which such right is  exercisable  and does hereby  irrevocably  constitute and appoint
____________________________, Attorney, to transfer the same on the books of the
Company with full power of substitution in the premises.

DATED: __________________

                                                   -----------------------------
                                                   Signature

                                                   -----------------------------
                                                   Signature, if jointly held

Witness:

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